SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 17, 2006

Date of Report (date of earliest event reported)
ALTIRIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
588 West 400 South
Lindon, Utah 84042

(Address of principal executive offices)
(801) 805-2400

(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Amendment No. 1 to Current Report on Form 8-K/A is being filed to correct certain non-substantive errors of a typographical nature in the disclosure contained in Item 1.01 of Altiris, Inc.’s Current Report on Form 8-K, previously filed on November 24, 2006.
Item 1.01. Entry into a Material Definitive Agreement
     On November 17, 2006, Altiris, Inc. (the “Registrant”) entered into a Master Relationship, Development and License Agreement (the “Agreement”) with Dell Products L.P. (“Dell”) whereby the Registrant and Dell have agreed to jointly develop, market, distribute, and support certain customized versions of the Registrant’s system management software products (the “Customized Products”), some of which will be marketed under the Dell brand, in accordance with terms and conditions to be negotiated by the parties in one or more statements of work (“SOWs”). Under the Agreement, the Registrant and Dell have cross-licensed, on a worldwide and non-exclusive basis, their respective intellectual property rights sufficient to allow for, among other things, each party’s internal use and outbound marketing, distribution, and support of the Customized Products.
     The development, marketing, distribution and support of future products and Dell’s obligation to pay royalties on future products will be determined by applicable SOWs as negotiated. Additionally, the parties agree that Dell has no minimum sales obligations pursuant to the Agreement.
     Also under the Agreement, Dell has agreed to promote the Dell-branded Customized Products as Dell products and has agreed to compensate its sales forces to incentivize the sales of such products. The parties have agreed that Dell will provide preferential treatment to the Registrant in its sales and marketing activities depending in part on the level of sales of the Customized Products and the Registrant’s other systems management software products (the “Other Products”).
     Additionally, pursuant to the Agreement, the Registrant assumed certain obligations and granted to Dell certain rights in the event more than fifty percent (50%) of the Registrant’s total outstanding equity securities, or a controlling interest in the Registrant’s assets associated with the Customized Products, is acquired directly or indirectly by (i) any one of three (3) named entities (“Named Acquirers”), or (ii) by an entity other than a Named Acquirer that fails to fulfill certain obligations within the first six (6) months after the closing of such acquisition (“Other Acquirers”), provided that certain additional conditions described in the Agreement are satisfied. In such event, the Registrant would be obligated to, among other things, pay Dell the lump sum of $10,000,000, and release the Customized Product’s source code to Dell, subject to certain license restrictions and confidentiality obligations on the part of Dell and solely to enable Dell to maintain and support the Customized Products. Also in such event, Dell would have the right to distribute the Customized Products and Other Products to certain Dell customers on a royalty-free basis for a period of eighteen (18) months, and any remaining unvested Warrant Shares (as defined below) would be automatically vested. The special obligations and rights described in this paragraph will expire on the five-year anniversary date of the Agreement.
     Concurrent with the execution of the Agreement, the Registrant issued to Dell a warrant (the “Warrant”) to purchase up to 1,459,998 shares of the Registrant’s common stock (the “Warrant Shares”), at an exercise price of $23.13 per share. The Warrant Shares are not exercisable or issuable until such time as the Warrant Shares have vested upon the satisfaction of certain conditions set forth in the Warrant or the Agreement, including (i) the acquisition of the Registrant by a Named Acquirer or Other Acquirer under the conditions described above, or (ii) Dell achieving certain sales levels (“Sales Levels”) for the Customized Products and the Registrant’s Other Products combined over any four (4) consecutive calendar quarters (each, a “Period”). Upon Dell’s achievement of each incremental Sales Level, a certain number of Warrant Shares will become vested and exercisable on the last day of the relevant Period, provided, however, that no Warrant Shares shall vest after November 18, 2012.
     In addition, any vested Warrant Shares shall cease to be exercisable and issuable if such vested Warrant Shares have not been validly exercised by Dell within two years after the date that such Warrant Shares originally became vested and exercisable.

     The Warrant also grants certain registration rights to Dell with respect to the vested Warrant Shares. In the event that the Registrant proposes to undertake an underwritten registration of its common stock, the Warrant provides that the Registrant shall give Dell notice of such underwritten registration of its common stock and use commercially reasonable efforts to include in such underwritten registration all of the vested Warrant Shares that Dell has requested to be registered. These registration rights terminate with respect to any vested Warrant Shares upon the earlier of (i) such time that Dell is able to sell such vested Warrant Shares without registration in compliance with Rule 144, as promulgated under the Securities Act of 1933, as amended and (ii) November 17, 2014.
     The Agreement has an initial term of five (5) years and will automatically renew for additional one (1) year terms unless either party gives written notice of termination to the other at least one hundred eighty (180) days prior to the expiration of the then-current term. Dell may terminate the Agreement if (i) the Registrant is acquired by a Named Acquirer, (ii) the Registrant is acquired by an Other Acquirer, provided certain conditions are met and specified escalation procedures are followed, or (iii) if the Registrant fails to meet certain obligations under the Agreement. The Registrant may terminate the Agreement in the event of a material breach by Dell of certain obligations under the Agreement, including but not limited to, promoting the Customized Products as Dell’s core server management platform. Each party’s right to terminate based on the other party’s breach is generally subject to the breaching party’s right to cure within thirty (30) days after notice of the breach and certain escalation procedures that are intended to achieve a resolution between the parties.
     The Registrant intends to file copies of the Agreement and the Warrant as exhibits to the Registrant’s annual report on Form 10-K for the fiscal year ending December 31, 2006. We encourage you to read the Agreement and the Warrant at that time for a more complete understanding of the terms of these agreements. The foregoing description of the Agreement and the Warrant do not purport to be complete and are qualified in its entirety by reference to the Agreement and the Warrant.
Note on Forward-Looking Statements
     This Amendment No. 1 to Current Report on Form 8-K/A contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the joint development, marketing, distribution and support of our products with Dell, the marketing of our products under the Dell brand, the potential entry into statements of work with Dell pursuant to the Agreement, the cross-license of our intellectual property and Dell’s intellectual property, Dell’s obligation to pay us royalties, the provision by Dell of preferential treatment to us in sales and marketing activities, and the Warrant and the vesting of the Warrant Shares. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including general economic and market conditions, our ability to reach agreement regarding SOWs with Dell, our ability to execute on our relationship with Dell, and such other risks as identified in the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, as amended, and the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.
Item 3.02. Unregistered Sales of Equity Securities
     Under the terms of the Agreement and the Warrant described in Item 1.01 above, the Registrant issued to Dell the Warrant to purchase up to 1,459,998 shares of the Registrant’s common stock at an exercise price of $23.13 per share. These securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.
     The information disclosed in Item 1.01 of this Amendment No. 1 to Current Report on Form 8-K/A is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.
By:	/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

Dated: November 29, 2006